EXECUTION VERSION
LOCK-UP AGREEMENT
This Lock-up Agreement (this "Agreement"), is dated as of March 18, 2011, and is made by and among the undersigned parties (each, a "Locked-Up Holder" and, collectively, the "Locked-Up Holders"), each solely in its capacity as a beneficial owner (as defined below) of, or as advisor with discretionary authority with regard to beneficial owner(s) of, certain
7.95% Convertible Senior Notes due 2015 issued by Grubb & Ellis Company.

RECITALS
A.	On March 8, 2011, Grubb & Ellis Company, a Delaware corporation
(the "Company"), commenced a solicitation of consents (the "Consent Solicitation") from the holders of its 7.95% Senior Convertible Notes due 2015 (the "Convertible Notes"). The Company is seeking consents to proposed amendments to certain provisions in the Indenture, dated as of May 7, 2010 (the "Indenture"), between the Company, as issuer, and U.S. Bank National Association, as trustee (the "Trustee"), which governs the Convertible Notes. The Consent Solicitation will expire at 5:00 p.m., New York City time, on March 21, 2011 (the "Expiration Date"), unless extended by the Company.

B.	The terms and conditions of the Consent Solicitation are described in the Consent Solicitation Statement, dated March 8, 2011, and related
Letter of Consent distributed to the holders of the Convertible Notes (collectively, the "Consent Solicitation Materials"). Pursuant to the
Consent Solicitation Materials, the Company proposes to amend certain provisions set forth in Section 9.01 (Events of Default) of the Indenture, specifically Sections 9.01(h), (i) and (j) of the Indenture, to provide that Daymark Realty Advisors, Inc. and NNN Realty Advisors, Inc., subsidiaries of the Company (and each of such subsidiaries' direct and indirect subsidiaries) would be excluded from the determination of an event of default under such provisions of the Indenture. The proposed amendments require the consent of the holders of a majority-in-interest of the principal amount of the Convertible Notes outstanding as of March 7, 2011 (the "Required Holders"). AGREEMENT
NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Locked-Up Holders hereby agree as follows:
1.	Agreement.  Solely in its capacity as a beneficial owner of, or as advisor with discretionary authority with regard to beneficial owner(s) of, Convertible Notes, each Locked-Up Holder covenants and agrees that during the term of this Agreement, (a) it will not deliver consents to the proposed amendments in the Consent Solicitation (and as described in the Consent Solicitation Materials) with respect to such Locked-Up Holder's Convertible
Notes beneficially owned by it (whether beneficially owned by it on the date hereof or with respect to which beneficial ownership is acquired by it after the date hereof (such Convertible Notes with respect to which beneficial ownership is acquired after the date hereof, the "Future Convertible Notes"))
and (b) it will take all necessary action to achieve the foregoing.
2.	Sale/Acquisition.
	(a) For a period commencing with the date hereof until the
earlier of the termination of this Agreement pursuant to Section 4 hereof, each Locked-Up Holder hereby agrees not to sell, assign, transfer, hypothecate or otherwise dispose of, directly or
indirectly, (i) any Convertible Notes or (ii) any option,
interest in or right to acquire any Convertible Notes, in
either case unless the transferee thereof agrees in writing
to be bound by the terms of this Agreement by executing and
delivering to all Locked-Up Holders a joinder substantially
in the form attached hereto as Annex A.  In the event any
Locked-Up Holder affects any of the transactions described
in the foregoing clauses (i) and (ii), it shall give written notice to all Locked-Up Holders no later than the first business day after giving effect to any such transaction.  This Agreement shall in no way be construed to preclude the Locked-Up Holders from acquiring Future Convertible Notes, Common Shares or
Preferred Shares or any interest therein; provided, that any
Future Convertible Notes so acquired shall automatically by
deemed to be subject to the terms and conditions of this
Agreement for so long as this Agreement remains in effect;
provided further, that a Locked-Up Holder shall give written notice to all Locked-Up Holders no later than the first
business day after acquiring beneficial ownership of any
such Future Convertible Notes, Common Shares or Preferred Shares.
(b) Each Locked-Up Holder further agrees that, without the prior written consent of the Requisite Locked-Up Holders it shall not enter into any agreement, arrangement or understanding with any person for the purpose of holding, voting, disposing or consenting with respect to any securities of the Company, or derivative instruments with respect to securities of theCompany; provided, however, any Locked-Up Holder may, or may cause its affiliates and associates to enter into any agreement, arrangement
or understanding with any person for the purpose of acquiring any securities of the Company, or derivative instruments with respect to securities of the Company; provided, further, that any Locked-Up
Holder may, or may cause its affiliates and associates to, enter into any agreement, arrangement or understanding with the Company (or any subsidiary, affiliate, division or other part of the Company) not related to the Convertible Notes.  If a Locked-Up Holder shall enter into an agreement, arrangement or understanding to affect any of the foregoing, the Locked-Up Holder shall give written notice to all Locked-Up Holders no later than the first business day after entering into any such agreement, arrangement or understanding.
3.	Ownership and Authority; Additional Information.  Each
Locked-Up Holder shall deliver to all Locked-Up Holders a beneficial ownership certificate, substantially in the form attached hereto as
Annex B (the "Ownership Certificate"), promptly upon any change
(by acquisition, sale or otherwise) of its beneficial ownership of
Convertible Notes, Common Shares or Preferred Shares.  In addition, each Locked-Up Holder agrees to promptly furnish to all Locked-Up
Holders (a) any information necessary or appropriate for the making of any required or advisable public filing or amendment thereto and (b) any other information supplementing information contained in any publicly filed statement or amendment thereto as is
necessary in order to make the statements contained in such
publicly filed statement or amendment not misleading.
4.	Conditions; Termination.
(a)	This Agreement shall automatically terminate upon the earlier of
(i) April 29, 2011 and (ii) three business days following the written notice of the Requisite Locked-Up Holders of the termination of this Agreement; and
(b)	In the event of termination of this Agreement pursuant to this Section
4, the obligations of the Locked-Up Holders hereunder shall cease, and no party shall have any liability to any other party hereunder; provided, however, that no such termination shall relieve any party of liability for any willful and material breach of this Agreement prior to the effectiveness of such termination.
5.	Representations and Warranties.  Each of the Locked-Up Holders
hereby represents and warrants as to itself, that the following statements are true, correct and complete, as of the date hereof:
(a)	Lawful and Beneficial Ownership.  It is either the lawful and beneficial owner of, or has discretionary authority with regard to, the
Company's securities and swaps or other derivative transactions relating to the Company securities set forth on the signature page hereto.
(b)	Securities Laws.  Neither it nor its affiliates (i) is the beneficial owner of, or has discretionary authority with regard to, any securities of the Company or is a party to any swaps or other derivative transactions relating to securities of the Company, other than as described in the signature page hereto or (ii) has any agreement, arrangement or understanding with any person for the purpose of acquiring, holding, voting or disposing of any securities of the Company.
(c)	Power and Authority.  It has all requisite power and authority to enter into this Agreement and to perform its respective obligations under this Agreement.
(d)	Authorization.  The execution and delivery of thisAgreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.
6.	Acknowledgement.   Each Locked-Up Holder agrees that it shall be
responsible for compliance with any obligations such Locked-Up Holder may have pursuant to Section 13(d) or Section 16 of the Exchange Act, if any,
to the extent it may be deemed part of a "Group" within the meaning of
Rule 13d-5(b) under the Exchange Act or otherwise relating to its beneficial ownership of securities of the Company (including, without limitation, making all filings, if any, required to be made by it on Schedule 13D and Forms
3, 4 and 5), it being agreed that no Locked-Up Holder shall be responsible for any such non-compliance by any other Locked-Up Holder other than itself.
7.	Effectiveness.  This Agreement shall not become effective and binding on the parties hereto unless and until counterpart signature pages hereto shall have been executed and delivered by the parties hereto and it is executed by beneficial owners of more than one-half of the aggregate outstanding Convertible Notes.
8.	Miscellaneous.
(a)	Additional Signatories.  Additional beneficial owners of Convertible
Notes, with the prior consent of the Requisite Locked-Up Holders, may join and be bound by all of the terms of this Agreement by executing and delivering to all Locked-Up Holders a joinder substantially in the form attached hereto as Annex A.
(b)	Definitions.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
(i)	"beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(ii)	"Common Shares" shall mean shares of the Company's Common Stock, $0.01 par value.
(iii)	"Preferred Shares" shall mean shares of the Company's 12% cumulative participating perpetual convertible preferred stock, par value $0.01 per share.
(iv)	 "Requisite Locked-Up Holders" shall mean Locked-Up Holders representing more than one-half of the Locked-Up Holders party hereto.
(v)	"Subject Convertible Notes" shall mean the Convertible Notes beneficially owned by the Locked-Up Holders on the date hereof and any Future Convertible Notes.
9.	Amendments.  This Agreement may not be modified or amended except in a writing signed by the Requisite Locked-Up Holders; provided, however, the obligations of each party to this Agreement, including, without limitation, with respect to the term of this Agreement under Section 4(a) hereto, may not be materially increased without the consent of all of the Locked-Up
Holders.
10.	Governing Law; Jurisdiction.  This Agreement shall be construed in accordance with, and this Agreement shall be governed by, the laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction.  By its execution and delivery of this Agreement, each of the Locked-Up Holders hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment in any such action, suit or proceeding, may be brought in any federal or state court of competent
jurisdiction in the Borough of Manhattan of The City of New York.
By execution and delivery of this Agreement, each Locked-Up Holder hereby irrevocably accepts and submits itself to the exclusive jurisdiction of any such court, generally and unconditionally, with respect to any such action, suit or proceeding and hereby waives any defense of forum non conveniens or based upon venue if such action, suit or proceeding is brought in accordance
with this provision.
11.	Headings.  The headings of the Sections, paragraphs and
subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.
12.	Limitation on Assignment; Successors and Permitted Assigns.
None of the parties hereto may assign any of its respective rights or obligations under this Agreement.  This Agreement is intended to bind and inure to the benefit of the parties and their respective successors, heirs, executors, administrators and representatives.
13.	Notice.  Any notices or other communications to one or
more Locked-Up Holders required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, at the names and addresses on the applicable signature page or pages hereto.  Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; on the date actually received if sent by registered or certified mail, postage prepaid; and when receipt is acknowledged, if telecopied.
14.	No Agency or Advisory Relationship.  Except as expressly
provided herein, each Locked-Up Holder is acting independently of the others with respect to its investment in securities of the
Company and no Locked-Up Holder has the authority to represent or bind any other Locked-Up Holder.  Each Locked-Up Holder (either itself or together with its investment manager) is a sophisticated financial investorthat has conducted and will continue to conduct its own investigation into the affairs of the Company as it may deem necessary for the purposes of its own investment, and no
Locked-Up Holder is providing any other Locked-Up Holder with investment, tax, legal or other advice.  No Locked-Up Holder is a fiduciary of any other Locked-Up Holder.
15.	Counterparts.  This Agreement may be executed in
one or more counterparts,each of which shall be deemed an
original and all of which shall constitute one and the same
Agreement.  Faxed or PDF signatures shall be valid and binding for
all purposes.16.	Coordination of Public Statements.  Each
Locked-Up Holder agrees that it shall consult with the other
Locked-Up Holders prior to making any public announcement concerning the Company and/or its investment in the Company and, where the
Requisite Locked-Up Holders object to all or any part of a public announcement, not make such public announcement except to the extent it is believed in good faith, based on the advice of counsel, to be required by applicable law or regulation.  For the avoidance of doubt, a Locked-Up Holder will not need the permission of any other Locked-Up Holder to make a filing under Sections
13(d) or 16 of the Exchange Act, and will have no liability
to any other Locked-Up Holder for making any such filing.
17.	Expenses.  Locked-Up Holders party hereto may from time
to time unanimously agree in writing that certain expenses to be incurred in connection with this Agreement and the Locked-Up Holders'
respective investments in the
Convertible Notes shall be "Joint Expenses" for purposes of this
Section 17.  Unless otherwise agreed, any Joint Expenses will be for the ratable account of the Locked-Up Holders in accordance with the percentage of the Subject Convertible Notes beneficially owned by them as of the date of the designation of such expenses as Joint Expenses (disregarding, for this purpose, any shares held by another Locked-Up
Holder that may be deemed to be beneficially owned solely by virtue of the Locked-Up Holders being deemed a "group" within the meaning of Rule
13d-5(b) under the Exchange Act).  Amounts incurred by a Locked-Up
Holder with respect to Joint Expenses in excess of its ratable share will be reimbursed by the other Locked-Up Holders on demand upon presentation of appropriate supporting documentation.  Other than
Joint Expenses, each Locked-Up Holder shall bear its own costs and expenses in connection with this Agreement and its investment in the
Company.
18.	Liability.  No Locked-Up Holder nor any of its affiliates,
or any of their respective partners, members, employees, counsel, agents or representatives shall be liable to any other Locked-Up
Holder or its affiliates, in each case for any loss, liability, damage or expense arising out of or in connection with this Agreement or any Schedule 13D, or amendment thereto, filed by any Locked-Up Holder or its affiliates, or the actions or transactions contemplated hereby or thereby, except to the extent such loss, liability, damage or expense is caused by such party's actual and material breach of the express provisions of this Agreement, gross negligence, fraud, bad faith or willful misconduct.
19.	No Third Party Beneficiaries.  Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties hereto and no other person or entity.
20.	Specific Performance.  It is understood and agreed by
each of the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party and each non-breaching party shall be entitled to specific performance and injunctive or other
equitable relief as a remedy for any such breach.21.	Further
Acknowledgement. The parties to this Agreement agree and acknowledge that certain Locked-Up Holders are executing this Agreement as investment advisors for, and on behalf of, certain investment funds identified on such Locked-Up Holders' signature pages. Notwithstanding the foregoing, by executing this Agreement, each such Locked-Up Holder executing this Agreement in such capacity further represents and warrants to the other Locked-Up Holders that (i) it has the requisite power and authority to agree to all of the matters set forth in this Agreement with respect to the Company securities such Locked-Up Holderbeneficially owns (including those set forth on its signature page), (ii) it has the full authority on behalf of all such funds to vote, transfer and hold all the Company securities such Locked-Up Holder beneficially owns, and (iii) it has all requisite power and authority to enter into this Agreement and to perform its respective obligations under, this Agreement, on behalf of each such fund.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

LOCKED-UP HOLDER



By:
	Name:
	Title:

Address:
City/State/Zip:
Country:

Telecopy:

Convertible Notes Beneficially Owned by Such Locked-Up Holder:

Preferred Shares Beneficially Owned by Such Locked-Up Holder:
Common Shares Beneficially Owned by Such Locked-Up Holder:


 ANNEX A

This Joinder to the Lock-Up Agreement, dated as of March __, 2011, by and among the Locked-Up Holders signatory thereto (the "Agreement"), is executed and delivered by _________________ (the "Joining Party") as of __________, 2011. Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.
1.	Agreement to be Bound.  The Joining Party hereby agrees to join and be bound by all of the terms of the Agreement. The Joining Party shall hereafter be deemed to be a "Locked-Up Holder" for all purposes under the Agreement.
2.	Representations and Warranties. The Joining Party hereby makes, as of the date hereof, the representations and warranties of the Locked-Up Holders set forth in the Agreement in Sections 1 and 5 thereof.
3.	Governing Law.  This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.
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IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

JOINING PARTY

____________________________________


By:
	Name:
	Title:

Address: _____________________________
City/State/Zip:_________________________
Country:______________________________

Telecopy:_____________________________

Convertible Notes Beneficially Owned by Such Joining Party:

Preferred Shares Beneficially Owned by Such Joining Party:
Common  Shares Beneficially Owned by Such Joining Party:


ANNEX B

OWNERSHIP CERTIFICATE

This Ownership Certificate, dated as of        , 2011 is being delivered
pursuant to Section 3 of the Lock-Up Agreement (the "Agreement"),
dated as of March __, 2011, by and among the Locked-Up Holders signatory thereto. The undersigned, on behalf of itself, certifies, represents and warrants that, as of the date hereof, it has acquired or transferred and is the beneficial owner of Convertible Notes, Preferred Shares and Common Shares of the Company as follows:
	Convertible Notes	Preferred Shares	Common Shares
Previously Owned
Acquired

Transferred

Current Ownership
The undersigned, on behalf of itself, further certifies, represents and warrants that, as of the date hereof, it does not beneficially own any other securities of the Company other than as set forth herein, and that it is not a party to any swaps or other derivative transactions relating to Convertible Notes, Preferred Shares or Common Shares of
the Company, except as disclosed on Schedule 1 hereto.
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IN WITNESS WHEREOF, the undersigned has caused this Ownership
Certificate to be executed and delivered by its duly authorized officer as of the date first above written.

LOCKED-UP HOLDER

____________________________________


By:
	Name:
	Title:

Address: _____________________________
City/State/Zip:_________________________
Country:______________________________

Telecopy:_____________________________


SCHEDULE 1
[NONE]